EXHIBIT 4.3





                            DESA INTERNATIONAL, INC.

                                  $130,000,000
                    97/8% SENIOR SUBORDINATED NOTES DUE 2007

                               PURCHASE AGREEMENT

                                                               November 21, 1997


NationsBanc Montgomery Securities, Inc.
UBS Securities LLC
  c/o NationsBanc Montgomery Securities, Inc.
  100 North Tryon Street
  Charlotte, North Carolina 28255

Ladies and Gentlemen:

                  Desa International, Inc., a Delaware corporation ("Desa" or the "Company"), proposes to issue and sell to you (the "Initial Purchasers") $130,000,000 in aggregate principal amount of its 97/8% Senior Subordinated Notes due 2007 (the "Notes"). The Notes will be fully and unconditionally guaranteed (the "Holdings Guarantee" and, collectively with the Notes, the "Securities") on a senior subordinated basis by Desa Holdings Corporation, a Delaware corporation and the parent of the Company ("Holdings," and together with the Company, the "Issuers").

                  The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Company and Holdings that you will offer and sell the Securities purchased by you hereunder in accordance with Section 2 hereof as soon as you deem advisable.

                  In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated November 6, 1997 (the "Preliminary Memorandum") and a final offering memorandum, dated November 21, 1997 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, Holdings and the Securities. Each of the Issuers hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the time of execution and delivery of this Agreement (the "Execution Time") and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the Execution Time.

                  The  Initial   Purchasers   and  their   direct  and  indirect
transferees  will  be  entitled  to  the  benefits  of the  Registration  Rights
Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company and Holdings will agree to use their best efforts to commence an offer to exchange the Securities for the Company's 97/8% Senior Subordinated Notes due 2007 (the "New Notes"), which will also be guaranteed by the Holdings Guarantee (together with the New Notes, the "Exchange Securities"), that have been registered under the Securities Act, and that otherwise are identical in all respects to the Securities, or to cause a shelf registration statement to become effective under the Securities Act and to remain effective for the period designated in such Registration Rights Agreement.




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



                  The Securities are being issued and sold in connection with the recapitalization (the "Recapitalization") of Holdings, pursuant to a stock purchase agreement dated as of October 8, 1997, as amended through the date hereof (the "Recapitalization Agreement") between Holdings, J.W. Childs Equity Partners, L.P. ("Childs") and the stockholders of Holdings named therein. Pursuant to the Recapitalization Agreement, Childs and certain other investors are to acquire 89.6% of the equity interests of Holdings. In order to finance the Recapitalization (which includes the retirement of existing indebtedness of the Company and Holdings), in addition to the sale of the Securities hereunder, Holdings will require additional financing of up to approximately $230.1 million. Of such amount, (i) approximately $100.0 million be provided by an investment (the "Equity Financing") by Childs, UBS Capital LLC and certain existing stockholders of Holdings (including certain members of management of Holdings) (the "Investors") in the equity interests of Holdings (which shall include $73.8 million in Holdings' common stock and, $17.6 million in Holdings' preferred stock and $8.6 million in non-cash resources) and (ii) approximately $130.1 million will come through borrowings under $195.0 million of senior secured bank loan facilities made available to Desa (the "New Credit Facility").

                  The Recapitalization Agreement and the documents entered into in connection therewith including, without limitation, the agreements attached thereto as exhibits, are herein collectively referred to as the "Recapitalization Documents." This Agreement, the Registration Rights Agreement, the Notes, the Indenture and the Holdings Guarantee are herein collectively referred to as the "Offering Documents." The Offering Documents, the New Credit Facility, the Recapitalization Documents, the documents pursuant to which the Equity Financing will be consummated and the documents necessary for the repayment of the Company's and Holding's existing indebtedness and any other documents necessary to consummate the Recapitalization are herein collectively referred to as the "Transaction Documents." The time of the consummation of the Recapitalization is referred to herein as the "Effective Time."


1. Representations and Warranties. The Company and Holdings jointly and severally represent and warrant to each Initial Purchaser as follows:


(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that the Company and Holdings make no representation or warranty as to the information relating to the Initial Purchasers contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.

                  (b)  Neither  the  Company,  nor  Holdings,  nor any of  their
         "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act. Neither the Company, nor Holdings, nor any of their Affiliates, nor any person acting on their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with any offer or sale of the Securities, provided, that neither the Company nor Holdings makes any representations regarding the Initial Purchasers. The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act. The Final Memorandum and each amendment or supplement thereto, as of its date, contains the information specified in Rule 144A(d)(4) under the Securities Act. The Company will use its best efforts to work with the National Association of Securities Dealers, Inc. Private Offerings, Resales and Trading through the Automated Linkages Market ("PORTAL") to insure that the Securities will be designated




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



         PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

                  (c) Assuming (i) that the representations and warranties and covenants of the Initial Purchasers contained in Section 3 hereof are true and correct and (ii) that the Initial Purchasers comply with their agreements contained in Section 3 hereof, (A) registration under the Securities Act of the Securities or qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is not required in connection with the offer and sale of the Securities to the Initial Purchasers in the manner contemplated by the Final Memorandum or this Agreement and (B) initial resales of the Securities by the Initial Purchasers on the terms and in the manner set forth in the Final Memorandum and Section 3 hereof are exempt from the registration requirements of the Securities Act.

                  (d) Since the  respective  dates of the most recent  financial statements appearing in the Preliminary Memorandum and the Final Memorandum, except as otherwise stated therein, (i) neither the Company nor Holdings has or, at and as of the Effective Time, will have incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts
         (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the condition, financial or otherwise, earnings, affairs or business prospects of the Company or Holdings, (ii) neither the Company nor Holdings has, or, at and as of the Effective Time, will have purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, except as otherwise set forth in the Preliminary Memorandum and the Final Memorandum and (iii) there shall not have been any change in the capital stock or long-term indebtedness of the Company or Holdings, except for those changes in capital stock and long-term indebtedness contemplated by the Transaction Documents.

                  (e) Each of the Company and Holdings is and, after giving effect to the Recapitalization, will be, duly incorporated, and validity existing as a corporation in good standing under the laws of Delaware with corporate power and authority to own, lease and operate its properties and conduct its businesses as described in the Preliminary Memorandum and the Final Memorandum; each of the Company and Holdings is and, after giving effect to the Recapitalization, will be, duly qualified as a foreign corporation to transact business, and is, and, after giving effect to the Recapitalization will be, in good standing in each jurisdiction in which either owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or prospects of the Company, Holdings or their subsidiaries, taken as a whole or (ii) materially and adversely affect the offering of the Securities or any of the other transactions contemplated by the Transaction Documents (any such event, a "Material Adverse Effect").

                  Attached as Schedule A hereto is a complete and accurate list of each direct and indirect subsidiary and each other investment of the Company and Holdings and the jurisdictions of organization of such subsidiary or other investment. Each of the Company's and Holdings' respective subsidiaries is and, after giving effect to the Recapitalization, will be, duly incorporated, and validity existing as a corporation in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own, lease and operate its properties and conduct its businesses as described in the Preliminary Memorandum and the Final Memorandum; each of the Company's and Holdings' subsidiaries is and, after giving effect to the Recapitalization, will be, duly qualified as a foreign corporation to transact business, and is, and, after giving effect to the Recapitalization will be, in good standing in each jurisdiction in which either owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Except as set forth in Schedule A attached hereto, all of the capital stock of each direct or indirect subsidiary and other investment of




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



         the Company or Holdings, is owned by the Company, Holdings or another subsidiary of either the Company or Holdings, free and clear of any lien or security interest or other encumbrance.

                  (f) Each of the Company and Holdings has, and after giving effect to the Recapitalization, will have the authorized, issued and outstanding capitalization set forth in the Preliminary Memorandum and the Final Memorandum; all of the outstanding shares of capital stock of the Company and Holdings are and, after giving effect to the Recapitalization, will be duly authorized and validly issued, fully paid and nonassessable and not issued in violation of any preemptive or similar rights.

                  (g) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of capital stock of, or other ownership interest in, the Company or Holdings, except as otherwise disclosed in the Preliminary Memorandum and the Final Memorandum. At and as of the Effective Time, there will be no outstanding subscriptions, rights, warrants options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of capital stock of, or other ownership interest in, the Company or Holdings except as otherwise disclosed in the Preliminary Memorandum and the Final Memorandum.

                  (h) Neither the Company nor Holdings nor any of their respective subsidiaries is, or after giving effect to the Recapitalization, will be (i) in violation of its charter documents,
         (ii) in breach or violation of any law, administrative regulation or administrative or court decree or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which its respective properties may be bound, other than with respect to clauses (ii) and (iii), breaches, violations or defaults which would not have a Material Adverse Effect.

                  (i) No consent, approval, authorization or order of any court or governmental authority or agency, or third party is required for the performance of any of the Transaction Documents by the Company, Holdings or any of their subsidiaries or the consummation of the transactions contemplated by the Transaction Documents, except such as may be required under state securities or Blue Sky laws or as set forth in the Registration Rights Agreement. The execution, delivery and performance by the Company, Holdings or any of their subsidiaries of the Transaction Documents and the consummation of the transactions contemplated thereby will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Holdings or any of their subsidiaries, pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the either Company, Holdings or any of their subsidiaries is a party or by which any of them may be bound or to which any of the property or assets of the Company, Holdings or any of their subsidiaries is, or after giving effect to the Recapitalization, will be subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, Holdings or any of their subsidiaries or any law, rules, regulation or administrative or court decree.

                  (j) Each of the Company, Holdings and their respective subsidiaries possesses, and after giving effect to the Recapitalization, will possess, adequate certificates, authorities, permits or other authorizations (collectively, "Permits") including, without limitation, under any applicable Environmental Laws (as defined herein), issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business as now or proposed to be conducted as set forth in the Final Memorandum. Each of the Company, Holdings and their respective subsidiaries has, and after giving effect to the Recapitalization, will have fulfilled and performed all of its obligations with respect to such Permits in all material respects. Each of the Company, Holdings and their respective subsidiaries has, and after giving effect to the Recapitalization, will not have received any notice or proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.




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



                  (k) There are no material  legal or  governmental  proceedings involving or affecting the Company, Holdings, any of their subsidiaries or any of their respective properties or assets that are not described in the Preliminary Memorandum or the Final Memorandum, nor are there any material contracts or other documents that are not described in the Preliminary Memorandum or the Final Memorandum. Except as set forth in the Preliminary Memorandum and the Final Memorandum, there is not pending or, to the knowledge of the Company or Holdings threatened any action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, to which the Company, Holdings or any of their subsidiaries (both before and after giving effect to the Recapitalization) is a party, which affects the Company, Holdings or any of their subsidiaries or, after giving effect to the Recapitalization, will effect the Company, Holdings or any of their subsidiaries which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (l) Each of the Company, Holdings and their subsidiaries has, and after giving effect to the Recapitalization, will have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it and necessary in the conduct of its business in each case free and clear of all liens, encumbrances and defects except (i) such as are referred to in the Preliminary Memorandum and the Final Memorandum, (ii) sales of inventory in the ordinary course of business or (iii) such as do not materially adversely affect the value of such property to it, and do not materially interfere with the use made and proposed to be made of such property by it. All leases, contracts and agreements to which any of the Company, Holdings and any of their subsidiaries is and, after giving effect to the Recapitalization, will be a party or by which it is bound are valid and enforceable against it and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (m) Each of the Company, Holdings and their subsidiaries has, and after giving effect to the Recapitalization, will own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, know-how and other intellectual property (collectively, "Trademarks") necessary to conduct the business now or proposed to be operated by it as described in the Preliminary Memorandum and the Final Memorandum, except as would not, individually or in the aggregate, have a Material Adverse Effect; and the consummation of the transactions contemplated hereby and by the Recapitalization will not alter or impair any such rights, except for such alterations or impairments as would not have a Material Adverse Effect. Neither the Company, nor Holdings nor any of their subsidiaries has and, after giving effect to the Recapitalization, will have received any notice of infringement of or conflict with (or know of any such infringement of or conflict with) alleged rights of others with respect to any Trademarks (or questioning the validity or effectiveness of any license or other agreement or instrument relating thereto) which, if such alleged infringement or conflict were sustained, would have a Material Adverse Effect; and to the best knowledge of the Company and Holdings, there is no valid basis for any such claim and the use of such Trademarks by the Company, Holdings or any of their subsidiaries does not infringe on the rights of any person.

                  (n) Each of the Company, Holdings and each of their subsidiaries has, and after giving effect to the Recapitalization, will have all the requisite corporate power and authority to executive, deliver and perform its obligations under each of the Transaction Documents (other than the Offering Documents and the New Credit Facility) to which it is a party; the Recapitalization Agreement has been duly and validly authorized, executed and delivered by Holdings; each of such Transaction Documents, at and as of the Effective Time, will have been duly and validly authorized, executed and delivered by the Company, Holdings and each of their subsidiaries, as applicable, and will constitute a valid and legally binding obligation of the Company, Holdings and their subsidiaries, as applicable, enforceable against the Company, Holdings and their subsidiaries, as applicable, in accordance with its terms; and the Recapitalization has been duly authorized by all necessary action, if any, of the stockholders of the Company and Holdings.





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



                  (o) Each of the Company and Holdings has and, after giving effect to the Recapitalization, will have, all requisite corporate power and authority to execute, deliver and perform its obligations under the Offering Documents, as applicable, and to authorize, issue, sell and deliver the Securities as provided herein and therein.

                  (p) There exists as of the date hereof and will exist on the Closing Date, after giving effect to the Recapitalization, no event or condition which would constitute a default or an event of default or other violation or breach of any Transaction Document. Each of the representations and warranties of the Company and Holdings contained in each of the Transaction Documents (other than the Offering Documents) are true and correct in all material respects. Each of the Transaction Documents conforms to the description thereof in the Final Memorandum in all material respects.

                  (q) Except as disclosed in the Preliminary Memorandum and the Final Memorandum, and except as would not individually or in the aggregate have a Material Adverse Effect, (w) each of the Company, Holdings and their respective subsidiaries is in compliance with all applicable Environmental Laws, (x) each of the Company, Holdings and their respective subsidiaries has all Permits under any applicable Environmental Laws and is in compliance with their requirements, (y) there are no pending or, to the best knowledge of the Company and Holdings, threatened Environmental Claims (as defined below) against the Company, Holdings or any of their subsidiaries and (z) each of the Company and Holdings does not have knowledge of any circumstances with respect to any of its properties or operations that could reasonably be anticipated to form the basis of an Environmental Claim against the Company, Holdings, any of their subsidiaries or any of their respective properties or operations and the business operations relating thereto. For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means, with respect to any person, any federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any published judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment binding on such person or any of its subsidiaries, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any such governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

                  (r) In the ordinary course of its business, each of the Company and Holdings conducts a periodic review of the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associate costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Permit, any related constraints on operating activities and potential liabilities to third parties). On the basis of such review, each of the Company, Holdings and their respective subsidiaries has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

                  (s) Each of the Company, Holdings and their respective subsidiaries has not and, after giving effect to the Recapitalization, will not have violated any foreign, federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable foreign, federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case would singly or in the aggregate, have a Material Adverse Effect.

                  (t) There is (i) no unfair labor practice complaint pending against the Company, Holdings or any of their subsidiaries or, to the best knowledge of the Company and Holdings, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, Holdings or any of their subsidiaries or, to the best knowledge of the Company and Holdings, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company, Holdings or any of their subsidiaries or, to the best knowledge of the Company and Holdings, threatened against any of them.

                  (u) Each of the Company, Holdings and their respective subsidiaries carries and, after giving effect to the Recapitalization, will carry reasonably adequate insurance (including self-insurance) in such amounts and covering such risks as would be obtained by companies in the same or similar businesses in the ordinary course for the conduct of its business and the value of its properties.

                  (v) Ernst & Young LLP are independent public accountants with respect to the Company and Holdings within the meaning of the Securities Act and the rules and regulations thereunder.

                  (w) The combined financial statements, together with related schedules and notes forming part of the Preliminary Memorandum and the Final Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Holdings and its subsidiaries on the basis stated in the Preliminary Memorandum and the Final Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Preliminary Memorandum and the Final Memorandum (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements, except as otherwise stated therein. The statistical and market-related data (including, without limitation, estimates of market size and share) included in the Preliminary Memorandum and the Final Memorandum are based on or derived from sources which the Company and Holdings believe to be reliable and accurate.

                  (x) The pro forma financial statements included in the Preliminary Memorandum and the Final Memorandum have been prepared on a basis consistent with the historical financial statements of Holdings and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Memorandum and the Final Memorandum; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Securities Act. The other pro forma financial and statistical information and data included in the Preliminary Memorandum and the Final Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

                  (y) Neither the Company, nor Holdings nor any of their subsidiaries is, or will be, after giving effect to the Recapitalization, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (z) The Company, Holdings and their subsidiaries have complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with persons or affiliates located in Cuba.

                  (aa)  Each  of the  Company,  Holdings  and  their  respective subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements that conform with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (bb) Each of the Company, Holdings and their respective subsidiaries has and, after giving effect to the Recapitalization, will have filed all necessary federal, state and foreign income and franchise tax returns required to be filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company, Holdings or any of their subsidiaries have been, and after giving effect to the Recapitalization, will be paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  (cc) Except as stated in the Final Memorandum, neither the Company nor Holdings knows of any outstanding claims for services, either in the nature of a finder's fee, financial advisory fee, origination fee or similar fee, with respect to the transactions contemplated hereby.

                  (dd) This  Agreement  has been duly  authorized,  executed and delivered by the Company and Holdings and constitutes a valid and binding agreement of the Company and Holdings, enforceable against the Company and Holdings in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and except insofar as the enforceability and the indemnity and contribution provisions contained in this Agreement may be limited by federal or state securities laws and the public policy underlying such laws.

                  (ee) The Indenture has been duly authorized, and when executed and delivered by the Company and Holdings, will be a valid and binding agreement of the Company and Holdings, enforceable against the Company and Holdings in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  (ff) The Notes have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture, will conform in all material respects to the description thereof in the Preliminary Memorandum and the Final Memorandum and when delivered to and paid for by the Initial Purchasers in accordance with this Agreement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  (gg) The Holdings Guarantee endorsed on the Notes has been duly authorized by Holdings and, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to the Initial Purchasers in accordance with this Agreement, the Holdings Guarantee will be the valid and binding obligation of Holdings, entitled to the benefits of the Indenture and will be enforceable against Holdings in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  (hh) The Exchange  Securities have been duly authorized by the
         Company and Holdings, and, when executed and authenticated in accordance with the provisions of the Indenture, will be valid and binding obligations of the Company and Holdings, entitled to the benefits of the Indenture and will be enforceable against the Company and Holdings in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  (ii) The Registration Rights Agreement has been duly authorized by the Company and Holdings, and, when duly executed and delivered by the Company and Holdings, will be a valid and binding agreement of the Company and Holdings, enforceable against the Company and Holdings in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  (jj) The New Credit Facility (and the guarantees  thereof) has been duly authorized by the Company and Holdings, and, when duly executed and delivered by the Company and Holdings, will be a valid and binding obligation of the Company and Holdings, enforceable against the Company and Holdings in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  (kk) Neither the Company, nor Holdings, nor any agent thereof acting on the behalf of the Company or Holdings has taken, and none of them will take, any action that might cause the New Credit Facility, this Agreement or the issuance or sale of the Securities pursuant to the terms of this Agreement to violate Regulation G (12 C.F.R. Part
         207),  Regulation T (12 C.F.R. Part 220),  Regulation U (12 C.F.R. Part
         221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                  (ll) Immediately after the consummation of the Recapitalization, the fair value and present fair saleable value of the assets of the Company and Holdings will exceed the sum of its stated liabilities and identified contingent liabilities; and neither the Company nor Holdings is, or after giving effect to the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, will be, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

                  (mm) Neither the Company, nor Holdings nor any of their subsidiaries, nor, to either the Company's or Holding's knowledge, any director, officer, agent, employee, stockholder or other person, in any such case, acting on behalf of the Company, Holdings or any of their respective subsidiaries, has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, payoff, influence payment, kickback or other payment that is unlawful.

                  (nn) Neither the Company, nor Holdings nor any affiliate of the Company or Holdings has sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) in a transaction would require the registration under the Securities Act of the Securities.

                  (oo) Neither the Company, nor Holdings nor any of their subsidiaries is a "public utility" or a "holding company" within the meaning of the Public Utility Holdings Company Act of 1935, as amended.

                  2. Purchase and Sale. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each of the Issuers agrees to sell to the Initial Purchasers and the Initial Purchasers agree to purchase the aggregate principal amount of Securities set forth opposite its name as shown in Schedule B hereto, at a purchase price equal to 97% of the principal amount thereof.

                  The Issuers shall not be obligated to deliver any of the Securities to be delivered except upon payment for all the Securities to be purchased as provided herein.

                  3.  Sale  and  Resale  of  the   Securities   by  the  Initial
Purchasers. Each of the Initial Purchasers represents and warrants to the Company and Holdings that:

(a) It will offer the Securities to be purchased hereunder for resale only upon the terms and conditions set forth in this Agreement and in the Final Memorandum.

                  (b) It (i) will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, and (ii) will solicit offers for the Notes only from, and will offer, sell or deliver the Notes, as part of its initial offering, only to the following persons (each an "Eligible Purchaser")
         (A) persons in the United States whom such Initial Purchaser reasonably believes to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, (B) to a limited number of institutional accredited investors as defined in Rule 501(a) (1), (2), (3) or (7) under Regulation D ("Accredited Investors") that, prior to their purchase of the Securities, execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Final Memorandum and (C) outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S"), in each case, in transactions under Rule 144A or Regulation D in private sales exempt from registration under the Securities Act.

                  (c) With respect to Securities sold in reliance on Regulation S, (i) neither the Company nor any of its affiliates nor anyone acting on its or their behalf has offered or sold, and will not offer or sell, any Securities by means of any directed selling efforts (as defined in Rule 902 of Regulation S) in the United States, (ii) at or prior to confirmation of such sales of securities made in reliance on Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of a distribution thereof at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with an exemption from or in a transaction not subject to the Securities Act. Terms used above have the meanings given them by Regulation S."

         (iii) the Securities offered and sold in reliance on Regulation S will only be sold in offshore transactions and (iv) the sale of the Securities to non-U.S. persons in offshore transactions is not part of a plan or scheme to avoid the registration requirements of the Securities Act.

                  (d) (i) It has not solicited, and will not solicit, offers to purchase any of the Securities from, (ii) it has not sold, and will not sell, any of the Securities to, and (iii) it has not distributed, and will not distribute, the Preliminary Memorandum or the Final Memorandum to, any person or entity in any jurisdiction outside of the United States except, in each case, in compliance in all material respects with all applicable laws of such jurisdiction. For purposes of this Agreement, "United States" means the United States of America, its territories, its possessions (including the Commonwealth of Puerto
         Rico), and other areas subject to its jurisdiction.

                  (e) Unless prohibited by applicable law, (i) it will furnish to each person to whom it offers any Securities, a copy of the Preliminary Memorandum (as amended or supplemented) or Final Memorandum or (unless delivery of such Preliminary Memorandum is required by applicable law) shall inform each such person that a copy of such Preliminary Memorandum or the Final

         Memorandum will be available upon request and (ii) it will furnish to each person to whom it sells Securities a copy of the Final Memorandum (as then amended or supplemented) and shall inform each such person that a copy of such Final Memorandum will be available upon request.

                  4. Delivery of and Payment for the Notes. Delivery of and payment for the Securities shall be made at the office of Latham & Watkins, 885 Third Avenue, New York, New York at 9:00 A.M., New York City time, on November 26, 1997, or at such other date or place as shall be determined by agreement between the Initial Purchasers and the Issuers. This date and time are sometimes referred to as the "Closing Date." On the Closing Date, the Issuers shall deliver or cause to be delivered the Securities to the Initial Purchasers for the account of the Initial Purchasers against payment to or upon the order of the Issuers of the purchase price by wire transfer in federal (same-day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in definitive fully registered form and registered in the name of Cede & Co., as nominee of the Depositary Trust Company ("DTC"), or such other name or names and in such denominations as the Initial Purchasers shall request in writing not less than one business day prior to the Closing Date. For the purpose of expediting the checking and packaging of the Securities, the Company shall make the Securities available for inspection by the Initial Purchasers in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Closing Date.

                  5. Further Agreements of the Company and Holdings. The Company and Holdings, jointly and severally, agree with each Initial Purchaser as set forth below:


(a) The Company and Holdings will furnish to the Initial Purchasers, without charge, as many copies of the Final Memorandum and any supplements and amendments thereto as they may reasonably request.

                  (b) Prior to making any amendment or supplement to the Preliminary Memorandum or the Final Memorandum, the Company and Holdings shall furnish a copy thereof to the Initial Purchasers and counsel to the Initial Purchasers and will not effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review.

                  (c) If, at any time prior to completion of the distribution of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Issuers, to amend or supplement the Final Memorandum in order that the Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company and Holdings will promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Final Memorandum, as so amended or supplemented, will comply with applicable law and furnish to the Initial Purchasers such number of copies of such amendment or supplement as they may reasonably request.

                  (d) So long as any Securities are outstanding and are "Restricted Securities" within the meaning of Rule 144(a)(3) under the Securities Act and during any period in which either the Company or Holdings is not subject to Section 13 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), the Company and Holdings will furnish to holders of the Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  (e) So long as the Securities and Exchange Securities are outstanding, the Company and Holdings will furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed with the Securities and Exchange Commission ("SEC") on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the SEC, and such other documents, reports and information as shall be furnished by the Company and Holdings to the Trustee or to the holders of the Securities and Exchange Securities pursuant to the Indenture.

                  (f) The Company and Holdings will use their best efforts to qualify the Securities for sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers reasonably designate and to continue such qualifications in effect so long as reasonably required for the distribution of the Securities. The Company and Holdings will also arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers reasonably request. Notwithstanding the foregoing, neither the Company nor Holdings shall be obligated to qualify as a foreign corporation in any jurisdiction in which they are not so qualified or to file a general consent to service of process or to subject themselves to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

                  (g) The Company and Holdings will use their best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market and to permit the Securities to be eligible for clearance and settlement through DTC.

                  (h) Except following the effectiveness of any Registration Statement (as defined in the Registration Rights Agreement) and except for such offers as may be made as a result of, or subsequent to, filing such Registration Statement or amendments thereto prior to the effectiveness thereof, the Company and Holdings will not, and will cause their affiliates not to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (i) The Company and Holdings will consummate the transactions contemplated by the Transaction Documents (to the extent each is a party thereto) in accordance with the terms thereof, and apply the net proceeds from the sale of the Securities, in each case, as set forth in the Final Memorandum.

                  (j) The Company and Holdings will take such steps as shall be necessary to ensure that neither the Company, nor Holdings nor any of their respective subsidiaries shall become (i) an "investment company" within the meaning of the Investment Company Act, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holdings Company Act of 1935, as amended.

                  (k) The Company, Holdings and their respective subsidiaries will not, and will cause their respective affiliates not to, take any action that would require the registration under the Securities Act of the Securities (other than pursuant to the Registration Rights Agreement) including, without limitation, (i) engaging in any directed selling efforts (within the meaning of Regulation S) during any applicable restricted period or (ii) offering any other securities in a manner that would be integrated with the transactions contemplated hereby.

                  (l) Prior to the consummation of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of an applicable shelf registration statement if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates are required to deliver an offering memorandum in connection with sales of, or market-making activities with respect to, the Securities, (A) the Company and Holdings will periodically amend or supplement the Final Memorandum so that the information contained in the Final Memorandum complies with the requirements of Rule 144A of the Securities Act, (B) the Company and Holdings will amend or supplement the Final Memorandum when necessary to reflect any material changes in the information provided therein so that the Final Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the Final Memorandum is so delivered, not misleading and (C) the Company and Holdings will provide the Initial Purchasers with copies of each such amended or supplemented Final Memorandum, as the Initial Purchasers may reasonably request.

                  The Company and Holdings hereby expressly acknowledges that the indemnification and contribution provisions of Section 8 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 5(l).

                  (m) The Company will do all things reasonably necessary to satisfy the closing conditions set forth in Section 7 hereof.

                  6. Expenses. The Company and Holdings, jointly and severally, agree to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and Exchange Securities and any issue or stamp taxes payable in that connection; (b) the costs incident to the preparation and printing of the Preliminary Memorandum, the Final Memorandum and any amendments, supplements and exhibits thereto; (c) the costs of distributing the Preliminary Memorandum, the Final Memorandum and any amendment or supplement thereto; (d) the fees and expenses of qualifying the Securities and Exchange Securities under the securities laws of the several jurisdictions as provided in Section 5(f) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Initial Purchasers); (e) the cost of printing the Securities and the Exchange Securities; (f) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of any counsel for the Trustee in connection with the Indenture and the Securities and Exchange Securities; (g) any fees paid to rating agencies in connection with the rating of the Securities and Exchange Securities; (h) the costs and expenses of DTC and its nominee, including its book-entry system; (i) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL market; and (j) all other costs and expenses incident to the performance of the obligations of the Company and Holdings under this Agreement.

                  7. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date will be subject to satisfaction of each of the following conditions:


(a) Each of the representations and warranties on the part of the Company and Holdings contained herein shall be true and correct in all material respects on the date herein and on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) The Final Memorandum shall have been printed and copies distributed to the Initial Purchasers as soon as practicable but in no event later than on the Business Day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction referred to in Section 5(f) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (c) The Initial Purchasers shall not have advised the Company that the Final Memorandum, or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which, the Initial Purchasers have concluded, is material and in the case of an omission is required to be stated therein or is necessary to make the statements therein not misleading.

                  (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Company or Holdings, threatened against the Company, Holdings or any of their subsidiaries before any court or arbitrator or any governmental body, agency or official that, singly or in the aggregate, if adversely determined, would reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued by the SEC or any governmental agency of any jurisdiction referred to in Section 5(f) preventing the use of the Final Memorandum, or any amendment or supplement thereto, or which would reasonably be expected to have a Material Adverse Effect.

                  (e) Since the date of the latest balance sheet included in the
         Final  Memorandum,  there  shall  not have  been any  material  adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, Holdings or any of their respective subsidiaries, (ii) since the date of the latest balance sheet included in the Final Memorandum there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company, Holdings or any of their respective subsidiaries except as described in the Final Memorandum, (iii) none of the Company, Holdings or any of their respective shall have any liability or obligation, direct or contingent, which is material to it, other than those reflected in the Final Memorandum and (iv) on the Closing Date you shall have received a certificate of each of the Company and Holdings, dated the Closing Date, signed on its behalf by (x) the president or any vice president and (y) a principal financial or accounting officer of the Company or Holdings, as applicable, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 7 (as to the Company and Holdings) and confirming that the representations and warranties contained in Section 1 are true and correct with the same force and effect as though made on and as of the Closing Date.

                  (f) As of the Closing Date, the Company and Holdings will have delivered to the Initial Purchasers true and correct executed copies of the Transaction Documents in the form as originally executed, together with all related documents, instruments and agreements and all schedules or exhibits thereto; there will have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto other than those as to which the Initial Purchasers shall previously have been advised and shall not have reasonably objected after being furnished a copy thereof.

                  (g) None of the issuance and sale of the Securities pursuant to this Agreement, the Recapitalization or any of the other transactions contemplated by any of the Transaction Documents or the Final Memorandum shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement, the Recapitalization Agreement, the New Credit Facility or any of the other transactions contemplated by the Transaction Documents or the Final Memorandum, before any court or governmental authority.

                  (h) On the Closing Date, the Initial Purchasers shall have received copies of all opinions delivered by any counsel, consultants or advisors to Childs or any of its affiliates, and such other certificates, documents and opinions reasonably obtainable by Childs or any of its affiliates delivered to any party under the Transaction
         Documents, in each case in which the Initial Purchasers reasonably request, together with letters addressed to the Initial Purchasers, stating that the Initial Purchasers may rely on such certificates, documents and opinions as if they had been addressed to the Initial Purchasers.

                  (i) The Initial Purchasers shall have received a favorable opinion of Sullivan & Worcester LLP, counsel for the Company and Holdings, dated the Closing Date to the effect that:

                           (i) Each of the Company and Holdings is duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Memorandum and the Final Memorandum; and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction as to which the management of the Company has advised such counsel that the Company or Holdings, as applicable, owns or leases property or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

                           (ii) Assuming, (i) the accuracy of and compliance with the representations, warranties and covenants of the Company and Holdings set forth in Section 1 of this Agreement, and (ii) the accuracy of and compliance with the Initial Purchasers' representations, warranties and covenants set forth in this Agreement, the offer, issuance, sale and delivery of the Securities to the Initial Purchasers, and the initial reoffer, resale and delivery of the Securities by the Initial Purchasers, as contemplated by this Agreement and the Final Memorandum, do not require registration under the Securities Act, or qualification of the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of Securities or any resale of Securities by any person other than the Initial Purchasers.

                           (iii) Each of the Company and Holdings has the authorized, issued and outstanding capital stock as set forth in the Final Memorandum; all of the outstanding shares of capital stock of the Company and Holdings has been duly authorized and validly issued, are fully paid and nonassessable and were not, to the best of such counsel's knowledge, issued in violation of any preemptive or similar rights.

                           (iv) To the  knowledge  of such  counsel,  there are,
                  and, after giving effect to the Recapitalization, will be no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of the Company, Holdings or any of their respective subsidiaries, except as described in the Final Memorandum.

                           (v) Each of the Company and Holdings has all the requisite corporate power and authority to execute, deliver and perform its respective obligations under each of the Transaction Documents to which it is a party.

                           (vi) Each of the Company and Holdings has duly authorized, executed and delivered each of the Transaction Documents to which it is party.

                           (vii) Each of the Company and  Holdings  has duly and
                  validly authorized this Agreement and the consummation by the Company and Holdings of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and Holdings.

                           (viii) Each of the Company and  Holdings has duly and
                  validly authorized, executed and delivered the Indenture, and the Indenture constitutes a valid and binding agreement of the Company and Holdings, enforceable against each of them in accordance with its terms except that the obligations, rights and remedies of parties may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, marshaling or other similar laws affecting generally creditors' rights and remedies, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or other equitable relief.

                           (ix) The  Company  has  duly  authorized  the  Notes,
                  which, when executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms except that the obligations, rights and remedies of parties may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, marshaling or other similar laws affecting generally creditors' rights and remedies, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or other equitable relief, and will be entitled to the benefits of the Indenture.

                           (x) Holdings has duly authorized the Holdings Guarantee, which, when the Notes are executed and authenticated in accordance with the provisions of the
                  Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be the valid and binding obligation of Holdings enforceable against Holdings (both before and after giving effect to the Recapitalization) in accordance with its terms except that the obligations, rights and remedies of parties may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, marshaling or other similar laws affecting generally creditors' rights and remedies, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or other equitable relief, and will be entitled to the benefits of the Indenture.

                           (xi)  Each  of the  Company  and  Holdings  has  duly
                  authorized the Exchange Securities, which, when executed and delivered by the Company and Holdings and duly authenticated by the Trustee in accordance with the provisions of the Indenture, will be valid and binding obligations of the Company and Holdings, respectively, enforceable against the Company and Holdings in accordance with their terms except that the obligations, rights and remedies of parties may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, marshaling or other similar laws affecting generally creditors' rights and remedies, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or other equitable relief, and will be entitled to the benefits of the Indenture.

                                (xiiEach of the Company  and  Holdings  has duly
                  authorized the Registration Rights Agreement, which, when executed and delivered by the Company and Holdings, will be valid and binding obligations of the Company and Holdings, respectively, enforceable against the Company and Holdings in accordance with their terms except that the obligations, rights and remedies of parties may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, marshaling or other similar laws affecting generally creditors' rights and remedies, (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or other equitable relief, and (iii) the validity and enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or public policies.

                           (xiii) The Indenture, the Securities, the Registration Rights Agreement, the Recapitalization Agreement and the New Credit Facility conform in all material respects to the descriptions thereof contained in the Final Memorandum.

                           (xiv) To the knowledge of such  counsel,  no consent,
                  approval, authorization or order of any court or governmental authority or agency, or third party is required (which has not been obtained) in connection with the consummation by the Company and Holdings of the transactions contemplated by the Transaction Documents, except such as may be required under state securities or Blue Sky laws. To the best of its knowledge and information, the execution, delivery and performance by each of the Company and Holdings of the Transaction Documents and the consummation of the transactions contemplated thereby will not conflict with or constitute a breach of, or default under (or an event which with notice or passage of time or both would constitute or a default under) or violation of any of (A) any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its property or assets is, and at and as of the Effective Time will be subject, (B) the provisions of the charter or by-laws of the Company or Holdings, or (C) (assuming compliance with all applicable state securities or Blue Sky laws) any law, administrative regulation or administrative or court decree applicable to the Company, Holdings or any of their properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

                           (xv) To the  knowledge of such  counsel,  neither the
                  Company nor Holdings is, nor after giving effect to the Recapitalization, will be in violation of its charter documents.

                           (xvi) To such counsel's knowledge, no legal or governmental proceeding pending or threatened to which either of the Company or Holdings is a party or to which any of their respective properties are or will be subject that would be required to be described in a registration statement on Form S-1 or a prospectus contained therein delivered at the time of the confirmation of the sale of an offering of securities registered under the Securities Act that are not described in the Final Memorandum.

                           (xvii)  To such  counsel's  knowledge,  no  legal  or
                  governmental proceedings are pending or threatened to which either the Company or Holdings is a party or to which any of their properties is subject which, if determined adversely to such party would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance and sale of the Securities or the consummation of the other transactions contemplated by the Transaction Documents.

                           (xviii)  Neither the  Company nor  Holdings is (i) an
                  "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holdings Company Act of 1935, as amended.

                           (xix) Neither the  consummation  of the  transactions
                  contemplated by the New Credit Facility and this Agreement nor the issuance or sale of the Securities will violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R.
                  Part 224) of the Board of Governors of the Federal Reserve System.

                           (xx) When the  Securities  are issued  and  delivered
                  pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as securities of the Company or Holdings that are listed on a national securities exchange registered under
                  Section 6 of the Exchange Act or quoted on an automated inter-dealer quotation system.

                  In addition, such counsel shall also state that such counsel has participated in conferences with officers and representatives of the Company and Holdings, representatives of the independent public accountants for the Company and Holdings, the Initial Purchasers and their counsel at which the contents of the Final Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for and has not verified the accuracy, completeness or fairness of the statements contained in the Final Memorandum, and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to the extent they deemed appropriate upon facts provided by officers and other representatives of the Company and Holdings), no facts have come to the attention of such counsel that lead such counsel to believe that the Final Memorandum, as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which there were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and notes thereto and other financial and statistical data included therein).

                  In addition, such counsel may rely on an opinion by Weil Gotshal & Manges LLP, but only to the extent that such opinion states that the Initial Purchasers are entitled to rely on such opinion.

                  (j) You shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the Initial Purchasers, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to you.

                  (k) The Company, Holdings and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (l) The Company, Holdings and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (m) The Company, Holdings and the lenders thereunder shall have entered into the New Credit Facility (the form and substance of which shall be reasonably acceptable to the Initial Purchasers) and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith. There shall exist at and as of the Closing Date no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the New Credit Facility. On the Closing Date, the New Credit Facility shall be in full force and effect and shall not have been modified.

                  (n) At the Execution Time and at the Closing Date, Ernst & Young LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and otherwise reasonably satisfactory in form and substance to the Initial Purchasers and their counsel.

                  (o) The Recapitalization shall have been consummated on the terms and conditions set forth in the Transaction Documents (without waiver).

                  (p) On the Closing Date:

                           (i) the New Credit  Facility with aggregate  advances
                  and commitments thereunder of not less than $195.0 million shall be in full force and effect, no event shall have occurred and no event shall have failed to occur, which would relieve the lenders under the New Credit Facility (the "Lenders") of their obligation to advance funds, or preclude them from advancing funds to the Company thereunder, and concurrently with the Closing the Lenders shall have advanced funds under the New Credit Facility in such amounts as are necessary to fund the Recapitalization (after giving effect to the Equity Financing and the sale of the Securities hereunder);

                           (ii) the Equity Financing shall have been consummated
                  on terms and conditions satisfactory to the Initial Purchasers and the preferred stock of Holdings shall have been issued having terms and conditions acceptable to the Initial Purchasers; and

                           (iii) the Company will have  delivered to the Initial
                  Purchasers true and correct executed copies of the Transaction Documents (other than the Offering Documents), in the form as originally executed, together with all related documents, instruments and agreements and all schedules or exhibits thereto; there will have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto other than those as to which the Initial Purchasers shall previously have been advised and shall not have reasonably objected after being furnished a copy thereof.

                  (q) Simultaneously with the Closing, the closing contemplated by the Recapitalization Agreement, including, without limitation, the acquisition by Childs and certain other investors of 89.6% of the equity interests of Holdings, shall have been consummated in accordance with the terms of the Recapitalization Agreement.

                  (r) Counsel for the Underwriter shall have been furnished with such other documents and opinions as they may reasonably require.

                  (s) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or The NASDAQ Stock Market's National Market or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the SEC, or by such exchange or by any other regulatory body or governmental authority having jurisdiction,
         (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Final Memorandum.

                  (t) As of the Closing Date, no "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) will have imposed (or will have informed the Company or Holdings that it is considering imposing) any condition (financial or otherwise) on the Company's or Holdings' retaining any rating assigned to the Company or Holdings, any securities of the Company or Holdings or (ii) will have indicated to the Company or Holdings that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, Holdings or any securities of the Company or Holdings.

                  8. Indemnification and Contribution. (a) The Company and Holdings, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities or judgments (including without limiting the foregoing the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum or the Final Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers furnished in writing to the Company or Holdings by the Initial Purchasers expressly for use therein. This indemnity agreement will be in addition to any liability which the Company or Holdings may otherwise have to the persons referred to above in this Section 8(a).

                  (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, Holdings, their directors, their officers and each person, if any, who controls the Company or Holdings within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages liabilities and judgments (including without limiting the foregoing the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum or the Final Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Initial Purchasers furnished to the Company or Holdings in writing by the Initial Purchasers through you expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

                  (c) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the
"indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and shall pay the fees and disbursements of such counsel related to such proceeding. In any such action, each indemnified party may retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party shall have failed to assume the defense and employ counsel or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests among them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for the Initial Purchasers and all persons, if any, who control an Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (b) the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for the Company, Holdings, their directors, their officers and each person, if any, who controls the Company or Holdings within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Initial Purchasers and such control persons of an Initial Purchaser, such firm shall be designated in writing by the Initial Purchasers. In the case of any such separate firm for the Company and Holdings, and such directors, officers and control persons of the Company and Holdings, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent; but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than twenty business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Holdings on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Holdings on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and Holdings on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover page of the Final Memorandum. The relative fault of the Company and Holdings on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, Holdings or by the Initial Purchasers and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company, Holdings and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action pursuant to Section 8(d), and in no event shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by them exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  9. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(s) or 7(t) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement.

                  10. Reimbursement of Initial Purchasers' Expenses. If (a) the Company shall fail to tender the Securities for delivery to the Initial Purchasers otherwise than for any reason permitted under this Agreement or (b) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Company and Holdings shall reimburse the Initial Purchasers for the reasonable fees and expenses of their counsel and for such other reasonable out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company and/or Holdings shall pay the full amount thereof to the Initial Purchasers.

                  11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                           (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to NationsBanc Montgomery Securities, Inc., 767 5th Avenue, NY1-003-12- A1, Floor 12A, New York, New York (Facsimile: 212-838-1811), Attention: Paul Jetter, with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022 (Facsimile: 212-751-4864), Attention: Kirk A. Davenport;

                           (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Final Memorandum, Attention: Ed Patrick (Facsimile:
         502-781-5705), with a copy to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109 (Facsimile: 617-338-2880),
         Attention: Michael A. Matzka, Esq.

                  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers.

                  12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, Holdings, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and Holdings contained in this Agreement shall also be deemed to be for the benefit of directors, officers, employees and agents (including, without limitation, attorneys) of the Initial Purchasers and the person or persons, if any, who control an Initial Purchasers within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, Holdings, officers, employees and agents (including, without limitation, attorneys) of the Company, Holdings and any person controlling any of the Company or Holdings within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  13. Survival. The respective indemnities, representations, warranties and agreements of the Company, Holdings and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  14. Definition of "Business Day." For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

                  15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                  16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                            [Signature page follows]

                  If the foregoing correctly sets forth the agreement between the Company and the Initial Purchaser, please indicate your acceptance in the space provided for that purpose below.

                                  Very truly yours,


                                  DESA INTERNATIONAL, INC.



                                  By:    _____________________________________
                                         Name: _______________________________
                                         Title: ________________________________



                                  DESA HOLDINGS CORPORATION



                                  By:    _____________________________________
                                         Name: _______________________________
                                         Title: ________________________________

The foregoing Agreement is hereby
confirmed, accepted and agreed as
of the date first above written.


NATIONSBANC MONTGOMERY SECURITIES, INC.



By: __________________________
    Name:
    Title:


By: __________________________
    Name:
    Title:



UBS SECURITIES LLC


By: __________________________
    Name:
    Title:


By: __________________________
    Name:
    Title:

                                    EXHIBIT A

                          Registration Rights Agreement

                                                    SCHEDULE A


                                           Subsidiaries and Investments



Name                           Subsidiary or                 Jurisdiction of               Situation of Capital Stock Ownership
                               Investment of:                Organization
DESA Industries of             Subsidiary of DESA            Ontario, Canada               100% owned
Canada                         International, Inc.

DESA Europe B.V.               Subsidiary of DESA            The Netherlands               100% owned
                               International, Inc.

DESA Industries of             Subsidiary of DESA            U.S. Virgin Islands           100% owned
V.I., LTD.                     International, Inc.

PATCO L.P.                     Joint Venture of DESA         Illinois                      49.50% owned by DESA International,
                               International, Inc.                                         Inc. as limited partner.  The general
                                                                                           partner of PATCO, PAT Tool, Inc. (a
                                                                                           Delaware corporation) owns 1% of
                                                                                           PATCO and is, in turn, 50% owned by
                                                                                           DESA International, Inc.

                                   SCHEDULE B

                            DESA INTERNATIONAL, INC.

Initial Purchaser                                                        Amount
-----------------                                                      ---------

NationsBanc Montgomery Securities, Inc...............................$97,500,000

UBS Securities LLC...................................................$32,500,000


                                                                 $130,000,000.00
                                                                 ===============